Exhibit 23.2

                         Consent of Independent Auditors


We consent to the incorporation by reference in Registration Statement (Form S-8) pertaining to the Home Bancorp of Elgin, Inc. 1997 Stock Option Plan of our report dated January 16, 1998, with respect to the consolidated financial statements of State Financial Services Corporation incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1997, filed with the Securities and Exchange Commission.



January 7, 1999


                                       /s/  Ernst & Young LLP